PURCHASE AGREEMENT

                              by, between and among

                                   IPEX, Inc.
                                 ("Purchaser"),

                                   B Tech Ltd.
                                   ("B Tech"),

                                Massimo Ballerini
                                 ("Ballerini"),

                                       and

                                  Emanuele Boni
                                    ("Boni")
                            (collectively, "Seller")

                                  June 7, 2005

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                                TABLE OF CONTENTS


1.    PURCHASE AND SALE ASSETS                                                1

         1.1       Purchase and Sale of Assets                                1
         1.2       Liabilities Not Assumed                                    2
         1.3       Instruments of Conveyance or Assignment                    2

2.    PURCHASE PRICE                                                          2

         2.1       Purchase Price                                             2

3.    CLOSING                                                                 2

         3.1       Closing                                                    2

4.    TAXES AND PREPAID ITEMS                                                 3

5.    REPRESENTATIONS AND WARRANTIES OF B TECH AND BALLERINI                  3

         5.1       Organization and Corporate Power                           3
         5.2       Due Authorization; Effect of Transaction                   3
         5.3       Personal Properties                                        3
         5.4       Material Contracts and Arrangements                        3
         5.5       Litigation and Compliance With Laws                        4
         5.6       Intellectual Property, Trademarks, Licenses, etc.          4
         5.7       Adverse Restrictions                                       4
         5.8       Material Information                                       5
         5.9       Certain Transactions                                       5
         5.10      No Governmental Authorizations or Approvals
                   Required                                                   5
         5.11      Continuing Representations                                 5

6.    REPRESENTATIONS FOR UNITED STATES SECURITIES LAWS                       5

         6.1      Adherence with Applicable Securities Laws                   5
         6.2      Legends                                                     6
         6.3      Investment Purposes                                         7
         6.4      Continuing Representations                                  8

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7.    REPRESENTATIONS, WARRANTIES, AND AGREEMENTS OF PURCHASER                8

         7.1       Due Authorization; Effect of Transaction                   8
         7.2       Capitalization                                             8
         7.3       Valid Title to Common Stock                                8
         7.4       Continuing Representations                                 9

8.    CONDITIONS OF PURCHASER'S OBLIGATIONS                                   9

         8.1       Governance                                                 9
         8.2       Employment Letter                                          9
         8.3       Covenant Not to Compete and Confidentiality Agreement      9
         8.4       Instruments of Transfer                                    9
         8.5       Escrow Agreement                                           9

9.    CONDITIONS OF SELLER'S OBLIGATIONS                                      9

         9.1       Governance                                                 9
         9.2       Employment Letter                                         10
         9.3       Covenant Not to Compete and Confidentiality Agreement     10

10.   INDEMNIFICATION BY B TECH AND BALLERINI                                10

         10.1      Indemnification                                           10
         10.2      Notice of Claim                                           11
         10.3      Set-Off or Reimbursement                                  12
         10.4      Payment in Shares                                         12

11.   BROKERAGE FEE                                                          12

12.   AMENDMENTS; WAIVERS                                                    12

13.   ASSIGNMENT; SUCCESSORS AND ASSIGNS                                     13

14.   SEVERABILITY                                                           13

15.   COUNTERPARTS                                                           13

16.   SECTION AND OTHER HEADINGS                                             13

17.   NOTICES                                                                13

18.   GENDER                                                                 15

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19.   LAW TO GOVERN                                                          15

20.   COURTS                                                                 15

21.   CONFIDENTIALITY                                                        15

22.   POST-CLOSING MATTERS                                                   15


Exhibits:
         Exhibit A  Employment Letter
         Exhibit B Covenant Not to Compete and Confidentiality Agreement Exhibit C Escrow Agreement

Schedules:
         5.1       Seller's Jurisdictions
         5.4       Seller's Material Contracts
         5.5       Seller's Litigation
         5.6       Seller's Intellectual Property

                               PURCHASE AGREEMENT

      THIS PURCHASE AGREEMENT (this "Agreement"), entered into this 7th day of June 2005, by, between and among IPEX, Inc. a corporation organized and existing under the laws of the State of Nevada ("Purchaser"); B Tech Ltd., a corporation organized and existing under the laws of the British Virgin Islands ("B Tech"); Massimo Ballerini ("Ballerini"); and Emanuele Boni ("Boni") (collectively, the "Seller").

                          W I T N E S S E T H T H A T:

      WHEREAS, Purchaser desires to purchase and Seller desires to sell and convey to Purchaser certain assets of Seller relating to the development of certain intellectual property, upon the terms and subject to the conditions set forth herein.

      WHEREAS, the Purchaser shall purchase from RGBChannel SRL, a corporation organized and existing under the laws of Italy, certain other assets relating to the development of certain other intellectual property, pursuant to an agreement of even date, that will close simultaneously with this Agreement.

      NOW, THEREFORE, in consideration of the agreements of the parties hereto, and intending to be legally bound hereby, the parties hereto agree as follows:

1.    PURCHASE AND SALE OF ASSETS.

      1.1 Purchase and Sale of Assets. At the Closing (as defined in Section 3), Seller agrees to sell, convey, transfer, assign, and deliver to Purchaser, and Purchaser agrees to purchase from Seller, for the purchase price hereinafter specified in Section 2.1, the Seller's assets as set forth in Schedule 5.6 (the "Assets"), free and clear of all liens, encumbrances and liabilities. Without limiting the generality of the foregoing, the Assets to be acquired by Purchaser hereunder shall include:

            (a) All of Seller's rights to or under all trademarks, service marks, certification marks, United States and foreign trademark registrations and applications, trade names, copyrights, domain names, United States and foreign patents and patent applications, if any, including international priority rights associated therewith, and all patent and other license, trade secrets, inventions, and royalties and rights to sue for past infringements, relating to those items listed or otherwise described on the Schedules hereto.

            (b) Any and all right, title and interest of the Seller in and to all intellectual property rights and proprietary expertise, including, without limitation, proprietary information, technical and technological data, know-how, processes, invention conception memoranda, manufacturing and engineering data, computer programs, and trade secrets, relating to the Assets.

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            (c) Any and all files, papers, books, records, sales and advertising materials and records, technical and user manuals, sales and purchase correspondence, permits, licenses, certificates of any governmental body and quotations affecting or pertaining to Seller's Assets.

      1.2 Liabilities Not Assumed. Purchaser shall not assume any liabilities of Seller.

      1.3  Instruments  of  Conveyance  or  Assignment.  The  sale,  conveyance, transfer, assignment, and delivery of the Assets, as herein provided, shall be effected by bills of sale, assignments, or other instruments in such reasonable and customary form as shall be requested by Purchaser, and Seller, Ballerini and Boni shall at any time and from time to time after the Closing, upon reasonable request, execute, acknowledge, and deliver such additional bills of sale, assignments, or other instruments and take such other actions as may be
reasonably  required  to  effectuate  the  transactions   contemplated  by  this
Agreement.

2.    PURCHASE PRICE.

      2.1 Purchase Price. In consideration for the sale, conveyance, transfer, and delivery of the Assets and upon the terms and subject to the conditions set forth in this Agreement, Purchaser shall pay to Seller the "Purchase Price", which shall be:

            (a) An issuance of common stock, in book form, of the Purchaser ("Common Stock"), valued at six million dollars ($6,000,000), at the price per share computed as the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary for the five (5) trading days prior to the Closing Date. The Common Stock will be issued as of the Valuation Date as follows: (i) to B Tech, Common Stock valued at $5,640,000, and (ii) to Boni, Common Stock valued at $360,000; and

            (b) In the event that the intellectual property, or a part thereof, acquired by the Purchaser from the Seller, as described in Schedule 5.6, is sold, assigned or other wise disposed by the Purchaser within eighteen
      (18) months of the Closing Date (the "Sale"), B Tech and Boni (in the same ratio as set forth in Section 2.1(a)), shall receive as an addition to the Purchase Price set forth in subparagraphs (a) and (b), above, twenty five percent (25%) of the consideration received in the Sale, less six million dollars ($6,000,000), allocated as designated by the Seller. In the event that twenty five percent (25%) of the consideration received in the Sale in less than six million dollars ($6,000,000), no addition to the Purchase Price according to this paragraph 2.1(b) shall be due.

      2.2 Purchase Price Adjustment. On the date ninety (90) days after the Closing Date (the "Valuation Date"), the Purchaser shall compute the price per share as the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary for the five (5) trading days prior to the Valuation Date (the "Valuation Price per Share"). The number of shares of Common Stock to be issued on the Valuation Date shall be adjusted by dividing six million dollars ($6,000,000) by the Valuation Price per Share.

3.    CLOSING.

      3.1 Closing. The closing of the sale and purchase (the "Closing") shall take place at the offices of Weintraub Law Group, 10085 Carroll Canyon Road, Suite 210B, San Diego, California 92131 simultaneously with the execution of this Agreement by all the parties hereto (the "Closing Date"). At the Closing, Seller shall deliver to Purchaser such bills of sale, endorsements, assignments, deeds, drafts, checks, stock powers, or other instruments as shall be effective to vest in Purchaser good and marketable title to the Assets subject to no liens, encumbrances, or rights in any other party whatsoever.

4.    TAXES AND PREPAID ITEMS.

      Except as otherwise provided herein, Seller will pay all Italian sales, use, franchise, and other taxes and charges, which may become payable in connection with the sale of the Assets pursuant to the terms of this Agreement.

5.    REPRESENTATIONS AND WARRANTIES OF B TECH AND BALLERINI.

      B Tech and Ballerini jointly and severally represent and warrant, covenant and agree that as of the Closing Date:

      5.1 Organization and Corporate Power. B Tech is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation with full power and authority (corporate and other) to carry on the business in which it is engaged (a true and correct list of each such jurisdiction is set forth in Schedule 5.1) and to execute and deliver and carry out the transactions contemplated by this Agreement.

      5.2  Due  Authorization;  Effect  of  Transaction.  No  provisions  of the
Certificate of Incorporation or By-Laws of B Tech, or of any agreement, instrument, or understanding, or any judgment, decree, rule, or regulation, to which B Tech is a party or by which B Tech is bound, has been or will be violated by the execution and delivery by B Tech of this Agreement or the performance or satisfaction of any agreement or condition herein contained upon its part to be performed or satisfied, and all requisite corporate and other authorizations for such execution, delivery, performance, and satisfaction have been duly obtained. Upon execution and delivery, this Agreement will be a legal, valid, and binding obligation of Seller, enforceable in accordance with its terms. B Tech is not in default in the performance, observance, or fulfillment of any of the terms or conditions of its Articles of Incorporation or By-Laws.

      5.3 Personal Properties. Seller owns and has good and marketable title to all the tangible and intangible personal property and assets, as set forth in
Schedule 5.6, free and clear of all mortgages, liens, encumbrances, equities, claims, and obligations to other persons, of whatever kind and character Upon the sale, assignment, transfer, and delivery of the Assets to Purchaser hereunder, there will be vested in Purchaser good and marketable title to the tangible and intangible personal property constituting a part thereof, free and clear of all mortgages, liens, encumbrances, equities, claims, and obligations to other persons, of whatever kind and character.

      5.4 Material Contracts and Arrangements. Except as set forth in Schedule 5.4, Seller is not a party to any contract or arrangement, including, without limitation, any commitments or obligations, contingent or otherwise, relating directly or indirectly to the Assets.

      5.5 Litigation and Compliance with Laws. Seller is not a party to any litigation or legal or other actions, suits, proceedings, or investigations, at law or in equity or admiralty, or before any federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality, domestic or foreign, in which Seller or any of its officers or directors, in such capacity, is engaged, or, to the knowledge and belief of Seller and Controlling Stockholder, with which Seller or any of its officers or directors is threatened, except as set forth in Schedule 5.5 (subject to the provisions of Section 11), in connection, directly or in directly, with the Assets. Seller is and at all times since its inception has been in compliance with Italian laws and governmental rules and regulations, and all requirements of insurance carriers, applicable to the Assets.

      5.6 Intellectual Property, Trademarks, Licenses, Etc. Schedule 5.6 sets forth all of the intellectual property, trademarks, trade names, service marks, patents, copyrights, registrations, or applications with respect thereto, and licenses or rights under them owned, used, or intended to be acquired or used by Seller, and, to the extent indicated in Schedule 5.6, they have been duly registered in such offices as are indicated therein. Seller is the sole and exclusive owner of the intellectual property, trademarks, trade names, service marks, and copyrights, the holder of the full record title to the trademark registrations and the sole owner of the inventions covered by the patents and patent applications, all as set forth in Schedule 5.6; Seller has the sole and exclusive right, to the extent listed in Schedule 5.6, to use such intellectual property, trademarks, trade names, service marks, patents and copyrights, and, except to the extent set forth on Schedule 5.6, all of them are free and clear of any mortgages, liens, encumbrances, equities, licenses, claims, and obligations to other persons of whatever kind and character.

      5.7 Adverse Restrictions. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby are not events that of themselves or with the giving of notice or the passage of time or both, could constitute, on the part of Seller, a violation of or conflict with or result in any breach of, or default under the terms, conditions, or provisions of, any judgment, law, or regulation, or of the trust agreements of Seller, any agreement or instrument to which Seller is a party or by which it is bound, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever on the property or assets of Seller and no such event of itself or with the giving of notice or the passage of time or both will result in the acceleration of the due date of any obligation of Seller.

      5.8 Material Information. Neither this Agreement (including the Schedules and Exhibits hereto) nor any certificate or other information or document furnished or to be furnished by either Seller or Ballerini to Purchaser contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading.

      5.9 Certain Transactions. None of the officers, directors or shareholders of Seller is presently a party to any transaction with Seller, including, without limitation, any contract, agreement, or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any officers, directors or shareholders, any member of a family of any officers, directors or shareholders or any corporation, partnership, trust, or other entity in which any officers, directors or shareholders has a substantial interest or is an officer, director, trustee, or partner.

      5.10 No Governmental Authorizations or Approvals Required. No authorization or approval of, or filing with, any governmental agency, authority, or other body will be required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

      5.11 Continuing Representations. The representations and warranties of B Tech and Ballerini herein contained shall survive the Closing for a period of one (1) year.

6.    REPRESENTATIONS FOR UNITED STATES SECURITIES LAWS.

      The B Tech, Ballerini and Boni severally represent and warrant, covenant and agree that as of the date hereof and as of the Closing Date:

      6.1 Adherence with Applicable Securities Laws. B Tech, Ballerini and Boni understand that the Common Stock is being offered to them in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws under Regulation D and/or Regulation S as promulgated under the Securities Act of 1933, as amended, and that the Purchaser is relying upon the truth and accuracy of, and the B Tech's, Ballerini's, and Boni's compliance with, the representations, warranties, agreements, acknowledgments and understandings of B Tech, Ballerini and Boni set forth herein in order to determine the availability of such exemptions and the eligibility of B Tech, Ballerini and Boni to acquire the Common Stock. Accordingly, each of the B Tech, Ballerini and Boni hereby represents either:

      (a) it is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and is familiar with the type of risks inherent in the acquisition of securities such as the Common Stock and each of the Seller's and Ballerini's financial position is such that the Seller and Ballerini can afford to retain its Common Stock for an indefinite period of time without realizing any direct or indirect cash return on its investment; or

      (b) it is acquiring the Common Stock in an offshore transaction and further represents:

            (i) B Tech, Ballerini and Boni are outside the United States when receiving and executing this Agreement;

            (ii) B Tech, Ballerini and Boni are not aware of any advertisement of any of the Common Stock;

            (iii) B Tech, Ballerini and Boni have not acquired the Common Stock as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the Securities Act of 1933, as amended) in the United States in respect of the Common Stock which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Common Stock; provided, however, that the Seller and Ballerini may sell or otherwise dispose of the Common Stock pursuant to registration of the Common Stock pursuant to the Securities Act of 1933, as amended, and any applicable state and provincial securities laws or under an exemption from such registration requirements and as otherwise provided herein;

            (iv) B Tech, Ballerini and Boni agree that the Purchaser will refuse to register any transfer of the Common Stock not made in accordance with the provision of Regulation S, pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an available exemption from the registration requirements of the Securities Act of 1933 and in accordance with applicable state and provincial securities laws;

            (v) B Tech, Ballerini and Boni understand and agree that offers and sales of any of the Common Stock, prior to the expiration of a period of one year after the date of transfer of the Common Stock (the "Distribution Compliance Period"), shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the Securities Act of 1933, as amended, or an exemption there from, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the Securities Act of 1933, as amended, or an exemption there from, and in each case only in accordance with all applicable securities laws; and

            (vi) B Tech, Ballerini and Boni understand and agree not to engage in any hedging transactions involving the Common Stock, prior to the end of the Distribution Compliance Period unless such transactions are in compliance with the Securities Act of 1933, as amended.

      6.2 Legends. B Tech, Ballerini and Boni hereby acknowledge that upon the issuance of the Common Stock, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Common Stock will bear a legend substantially in one of the following forms:

NO SALE, OFFER TO SELL, OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT IS THEN IN FACT APPLICABLE TO SAID SHARES;

                                       OR

THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

      6.3 Investment Purposes. B Tech, Ballerini and Boni agree that they are acquiring the Common Stock for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Common Stock issued to them (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended) directly or indirectly unless:

      (a)   the sale is to the Purchaser;

      (b) the sale is made pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144 thereunder; or

      (c) the Common Stock is sold in a transaction that does not require registration under the Securities Act of 1933, as amended, or any applicable United States state laws and regulations governing the offer and sale of securities, and the vendor has furnished to Purchaser an opinion of counsel to that effect or such other written opinion as may be reasonably required by Purchaser.

      6.4 Continuing Representations. The representations and warranties of B Tech, Ballerini and Boni and Ballerini herein contained shall survive the Closing for the applicable statute of limitations.

7.    REPRESENTATIONS, WARRANTIES, AND AGREEMENTS OF PURCHASER.

      Purchaser represents and warrants, covenants and agrees that as of the Closing Date:

      7.1 Due Authorization; Effect of Transaction. No provision of Purchaser's Certificate of Incorporation or By-Laws, or of any agreement, instrument, or understanding, or any judgment, decree, rule, or regulation, to which Purchaser is a party or by which it is bound, has been, or will be violated by the execution by Purchaser of this Agreement or the performance or satisfaction of any agreement or condition herein contained upon its part to be performed or satisfied, and all requisite corporate and other authorizations for such execution, delivery, performance, and satisfaction have been duly obtained. Upon execution and delivery, this Agreement will be a legal, valid, and binding obligation of Purchaser, enforceable in accordance with its terms. Purchaser is not in default in the performance, observance, or fulfillment of any of the terms or conditions of its Certificate of Incorporation or By-Laws.

      7.2 Capitalization. The authorized capital stock of the Purchaser consists of 75,000,000 shares of common stock, having a par value of one-tenth of one cent ($0.001) per share, of which 28,195,566 shares are issued and outstanding ("Capital Stock"). On the Valuation Date, the Common Stock will be duly and validly issued, fully paid and non-assessable. The Capital Stock is free and clear of any and all claims, liens, pledges, charges, encumbrances, mortgages, security interests, options, preemptive or other rights, restrictions on transfer, or other interests or equities or imperfections of title whatsoever. Other than Series A Warrants to acquire 1,750,000 shares of common stock, Series B Warrants to acquire 1,750,000 shares of common stock and warrants issued to certain placement agents to acquire 410,000 shares of Common Stock, there are no other equity securities of Purchaser outstanding on the date hereof and there are no other existing warrants, preemptive or other rights, options, calls, commitments, conversion privileges, or other agreements (all of the foregoing being collectively called "Options") obligating Purchaser to issue any or all of its authorized and unissued capital stock, or any security convertible into and/or exchangeable for capital stock of the Purchaser. The Purchaser has no capital stock of any class authorized or outstanding except as identified herein. The Capital Stock represents one hundred percent (100%) of the issued and outstanding capital stock of the Company. The Capital Stock and Options issued to date by the Purchaser or any subsidiary were issued pursuant to a valid registration statement or in transactions exempt from registration under the federal Securities Act of 1933, as amended (the "Securities Act") and under applicable state securities or Blue Sky laws (the "State Laws"). The Purchaser has not or will not have violated the Securities Act or the State Laws in connection with the issuance of any shares of capital stock or other securities from the date of incorporation through the Closing Date.

      7.3 Valid Title to Common Stock. The Purchaser will deliver to Seller, valid and marketable title to the Common Stock on the Valuation Date, free and clear of any claims, liens, pledges, charges, encumbrances, mortgages, security, interests, options, preemptive or other rights, restrictions on transfer or other interest or equities or any other imperfections of title whatsoever. The

Purchaser represents and warrants that it has full power and lawful authority to execute and deliver this Agreement and to consummate and perform the transactions contemplated hereby; and that the execution and delivery of this Agreement by it and the consummation and performance of the transactions contemplated hereby by it are and will be the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with their terms.

      7.4 Continuing Representations. The representations and warranties of Purchaser herein contained shall survive the Closing for a period of one (1) year.

8.    CONDITIONS OF PURCHASER'S OBLIGATIONS.

      The obligations of Purchaser hereunder are subject to the fulfillment to the reasonable satisfaction of the Purchaser, at the Closing, of each of the following conditions:

      8.1 Governance. B Tech shall deliver to Purchaser copies, certified by the Secretary of B Tech, of the unanimous written consent of the Board of Directors of B Tech authorizing this Agreement and the other agreements and instruments to be delivered pursuant thereto and the transactions contemplated hereby and thereby.

      8.2 Employment Letter. Ballerini shall have executed and delivered to Purchaser an Employment Letter, in substantially the form of Exhibit A hereto.

      8.3 Covenant Not to Compete and Confidentiality Agreement. B Tech, Ballerini and Boni shall have executed and delivered a Covenant Not to Compete and Confidentiality Agreement, in substantially the form of Exhibit B hereto.

      8.4 Instruments of Transfer. Seller and Ballerini shall have delivered to Purchaser bills of sale, assignments, deeds, stock powers, and other instruments of transfer and assignment in accordance with the provisions hereof, transferring to Purchaser all of Seller's and Ballerini's right, title, and interest in and to the Assets to be transferred, sold, assigned, and conveyed by Seller and Ballerini to Purchaser pursuant to the provisions of this Agreement.

      8.5 Escrow Agreement. The Seller and Wolfgang Grabher, the former Chief Executive Officer or the Purchaser, shall have executed and delivered an Escrow Agreement, in substantially the form of Exhibit C hereto.


9.    CONDITIONS OF SELLER'S OBLIGATIONS.

      The obligations of Seller hereunder are subject to the fulfillment to the reasonable satisfaction of Seller, at the Closing, of each of the following conditions:

      9.1 Governance. Purchaser shall deliver to Seller copies, certified by the Secretary of Purchaser, of the unanimous written consent of the Board of Directors of Purchaser authorizing this Agreement and the other agreements and instruments to be delivered pursuant thereto and the transactions contemplated hereby and thereby.

      9.2 Employment Letter. The Purchaser shall have executed and delivered to Ballerini an Employment Letter, in substantially the form of Exhibit A hereto.

      9.3 Covenant Not to Compete and Confidentiality Agreement. The Purchaser shall have executed and delivered a Covenant Not to Compete and Confidentiality Agreement, in substantially the form of Exhibit B hereto.

10.   INDEMNIFICATION BY B TECH AND BALLERINI.

      10.1 Indemnification.

      (a) B Tech and Ballerini (collectively, the "Selling Parties") hereby agree jointly and severally to indemnify, defend, and hold Purchaser and each of its officers and directors (collectively with Purchaser, the "Purchasing Parties") harmless from and against the amount of any actual damage, loss, cost, or expense (including reasonable attorneys' fees and settlement costs) to Purchasing Parties ("Loss") occasioned or caused by, resulting from, or arising out of:


                  (i) Any failure by a Selling  Party to  perform,  abide by, or fulfill any of the agreements, covenants, or obligations set forth in or entered into in this Agreement (with the exclusion of the Employment Letter attached hereto as Exhibit A) to be so performed or fulfilled by such Selling Party.

                  (ii) Any material inaccuracy in or breach of any of the representations or warranties set forth in this Agreement, or any certificate or Schedule or other writing furnished pursuant hereto.

                  (iii) Any failure on the part of  Purchaser  to withhold  from the Purchase Price any amount due by either Seller to any governmental authority or other person that results in a Loss to Purchaser.

      The amount of any Loss shall be the amount of cash reimbursement or set-off when received by the Purchasing Party or Purchasing Parties incurring such loss, shall place such Purchasing Party or Purchasing Parties in the same financial position it or they would have been in if such Loss has not occurred; provided, however, except as otherwise expressly provided herein, no indemnification shall be payable by the Selling Parties except to the extent that the total of claims for indemnification by Purchasing Parties shall exceed ten thousand dollars ($10,000) (the "Threshold") (such amount being a threshold amount versus merely a deductible). Notwithstanding the foregoing, in no event shall Selling Parties' liability under this Section 10.1 exceed an amount equal to the Purchase Price, provided, however, in the event that the value of the Common Stock is less than the Purchase Price, the Selling Parties' liability under this Section 10.1 shall be such amount. To the extent that a Loss under this Article 10 is as a result of a claim by a person not a party to this Agreement, the Loss will only be reimbursed to the Purchasing Party to the extent that the Purchasing Party is the prevailing party.

      10.2 Notice of Claim. Purchasing Parties shall give prompt written notice to Selling Parties of any claim (actual or threatened) or other event that in the judgment of either Purchasing Party might result or has resulted in a Loss by a Purchasing Party hereunder, and Selling Parties shall have the right to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Selling Parties, who shall conduct the defense of such claim (actual, threatened, or asserted) or litigation, shall be reasonably satisfactory to the Purchasing Parties, and Purchasing Parties may participate in such defense at their expense, and provided, further, that the omission by Purchasing Parties to give notice as provided herein shall not relieve Selling Parties of their obligations hereunder except to the extent that the omission results in a failure of actual notice to the Selling Parties and Selling Parties are damaged solely as a result of the failure to give notice. No Selling Party, in the defense of any such claim or litigation, shall, except with the consent of each Purchasing Party, consent to the entry of any judgment or decree or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to Purchasing Parties of a release from all liability in respect to such claim or litigation, and no Selling Party shall have liability with respect to any payment made by a Purchasing Party in connection with the settlement, satisfaction, or compromise of any claim unless the Selling Parties shall have approved thereof in advance in writing, which approval shall not unreasonably be withheld or delayed. If the Purchasing Parties shall not have received notice that the Selling Parties shall assume the defense of such claim within twenty (20) days after the notice is sent to the Selling Parties of the existence of such claim, the Purchasing Parties shall be free to proceed with the defense of such claim. Each such notice shall be accompanied (or followed as promptly as is reasonably practicable after the amount of such Loss becomes determinable) by a certificate signed by the President of Purchaser or such officer or director as the case may be, and setting forth in reasonable detail the calculation of the amount of such Loss in accordance with the provisions hereof, and accompanied by copies of all relevant documents and records. The omission to give such notice or provide such certificate by Purchasing Parties shall not relieve Selling Parties of their obligation under this Section 10.2 except to the extent such omission results in a failure of actual notice to the Selling Parties and Selling Parties are damaged solely by such failure to give notice. No Loss shall be considered to have occurred with respect to any payment made by any Purchasing Parties in settlement, satisfaction, or compromise of any claim unless the Selling Parties shall have approved thereof in advance and in writing. Prior to filing any action in law in any court, the Purchasing Parties agree to submit a Claim to nonbinding mediation in San Diego, California within three (3) months of the date of the Claim; provided, however, that if the statute of limitations for a Claim is about to expire, the Purchasing Parties may file a lawsuit if the Selling Parties have not signed a tolling agreement of the statute of limitations.

      10.3 Set-Off or Reimbursement. Purchasing Parties shall have the right to set-off against the payment of the Purchase Price payable by Purchaser as provided for herein (or, if such amounts have theretofore been paid, then to receive prompt reimbursement from Selling Parties of an amount equal to, and in the absence or prompt reimbursement, a reduction in the Common Stock of B Tech and Ballerini in accordance with Section 10.4) the amount of all Losses incurred by Purchasing Parties. Purchasing Parties shall deliver to Selling Parties a written notice explaining the nature and amount of each such set-off or required reimbursement as promptly as is reasonably practicable after Purchasing Parties shall have determined to make such set-off or to require such reimbursement. Purchasing Parties may make such set-offs or require such reimbursements in any order they choose.

      10.4 Payment in Shares. The Purchaser, in its sole discretion, pursuant to
Section 10.3, herein, may reduce the shares of Common Stock of Selling Parties in an amount equal to the Loss divided by the price per share (computed as the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary for the five (5) trading days prior to date the delivery of the written notice provided in accordance with Section 10.3). By way of example, if the Loss is $100,000, and the computation of the price per share is $20, the Seller's interest in the Common Stock would be reduced by 5,000 shares of the Common Stock ($100,000 / $20 = 5,000). Selling Parties authorize the Purchaser to make the reduction on its books and records, and the Selling Parties agree to remit the shares of Common Stock upon written request.

11.   BROKERAGE FEE.

      B Tech and Ballerini and Purchaser each represent that no broker has been involved in this transaction and each party agrees to indemnify and hold the others harmless from payment of any brokerage fee, finder's fee, or commission claimed by any party who claims to have been involved because of association with such party.

12.   AMENDMENTS; WAIVERS.

      This Agreement constitutes the entire agreement of the parties related to the subject matter of this Agreement, supersedes all prior or contemporary agreements, representations, warranties, covenants, and understandings of the parties. This Agreement may not be amended, nor shall any waiver, change, modification, consent, or discharge be affected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent, or discharge is sought.

      Any waiver of any term or condition of this Agreement, or of the breach of any covenant, representation, or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of such term, condition, or breach of covenant, representation, or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party's right at a later time to enforce or require performance of such provision or of any other provision hereof; and no such written waiver, unless it, by its own terms, explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.

13.   ASSIGNMENT; SUCCESSORS AND ASSIGNS.

      This Agreement shall not be assignable by any party without the written consent of the others. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

14.   SEVERABILITY.

      If any provision or provisions of this Agreement shall be, or shall be found to be, invalid, inoperative, or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute, or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative, and enforceable to the maximum extent permitted in such jurisdiction or in such case.

15.   COUNTERPARTS.

      This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Agreement it shall not be necessary to produce more than one such counterpart. Delivery of executed copies of this Agreement by facsimile will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

16.   SECTION AND OTHER HEADINGS.

      The headings contained in this Agreement are for reference purposes only and shall not in any way effect the meaning or interpretation of this Agreement.

17.   NOTICES.

      All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, postage prepaid, certified mail, return receipt requested, emailed or delivered by facsimile transmission:

                  (a)      TO SELLER OR BALLERINI: If to Seller or Ballerini:


                           3076 Sir Francis Drake Highway
                           PO BOX 3463 Road Town, Tortola
                           British Virgin Islands
                           Attn: Stefan Seuss
                           Phone:  (305) 858-8090
                           Facsimile:  (305) 858-4025

                           with a copy to:

                           Stefan Seuss
                           2333 Brickell Av.
                           Unit 1915
                           Miami,
                           Florida 33129
                           Phone:  (305) 858-8090
                           Facsimile:  (305) 858-4025

                  (b)      TO PURCHASER: If to Purchaser, to:

                           IPEX, Inc.
                           9255 Towne Centre Drive
                           Suite 235
                           San Diego, California 92121
                           Attn:  Milton "Todd" Alt, Chief Executive Officer
                           Phone:  (858) 720-8000
                           Facsimile:  (858) 259-8700

                           with a copy to:

                           Richard A. Weintraub, Esq.
                           Weintraub Law Group
                           10085 Carroll Canyon Road, Suite 210
                           San Diego, California 92131
                           Phone:  (858) 566-7010
                           Facsimile:  (858) 566-7015

                           and

                           Marc J. Ross, Esq.
                           Sichenzia Ross Friedman & Ference LLP
                           1065 Avenue of the Americas
                           New York, NY 10018
                           Phone:  (212) 930-9700
                           Facsimile:  (212) 930-9725
      and/or to such other person(s) and address(es) as either party shall have specified in writing to the other.

18.   GENDER.

      Whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders.

19.   LAW TO GOVERN.

      This Agreement shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of California.

20.   COURTS.

      Any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement may be brought and prosecuted in such court or courts located in San Diego County, California as is provided by law; and the parties consent to the jurisdiction of the court or courts located in San Diego County, California and to service of process by registered mail, return receipt requested, or in any other manner provided by law.

21.   CONFIDENTIALITY.

      Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from Purchaser and the contents thereof confidential and not utilize nor reveal or release same; provided, however, that Purchaser will be required to issue news releases regarding the execution and consummation of this Agreement and file a Current Report on Form 8-K with the Securities and Exchange Commission respecting the proposed Merger contemplated hereby together with such other documents as are required to maintain the currency of Purchaser's filings with the Securities and Exchange Commission.

22.   POST-CLOSING MATTERS.

      Forthwith after the Closing, Seller and the Purchaser agree to use all their best efforts to issue a news release reporting the Closing.

                            [Signature page follows.]

      IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be executed as of the date first above written.


                                   PURCHASER
                                   IPEX, Inc.


                                   By:  /s/ Milton Ault
                                        ----------------------------------------
                                   Name: Milton "Todd" Alt
                                   Title: Chief Executive Officer

                                   SELLER
                                   B Tech Ltd.

                                   By:  /s/ Massimo Ballerini
                                        ----------------------------------------
                                   Name:  Massimo Ballerini
                                          --------------------------------------
                                   Title:  Director
                                           -------------------------------------

                                   BALLERINI

                                       /s/ Massimo Ballerini
                                       -----------------------------------------
                                       Massimo Ballerini

                                   BONI

                                   /s/ Emanuele Boni
                                       -----------------------------------------
                                       Emanuele Boni

                                    EXHIBIT A
                                EMPLOYMENT LETTER

                                    EXHIBIT B
              COVENANT NOT TO COMPETE AND CONFIDENTIALITY AGREEMENT

                                    EXHIBIT C
                                ESCROW AGREEMENT

                                  SCHEDULE 5.1
                             SELLER'S JURISDICTIONS

                                     [None]

                                  SCHEDULE 5.4
                               MATERIAL CONTRACTS

Material Contracts include a contract with Emanuele Boni in which the RGB Channel has agreed to pay him five percent (5%) of any consideration received in the transaction contemplated by this Agreement and an additional one percent (1%) from The Ballerini Trust.

                                  SCHEDULE 5.5
                                   LITIGATION

                                     [None]

                                  SCHEDULE 5.6
                         SELLER'S INTELLECTUAL PROPERTY

A.)      Presentation of work in html format
B.)      Comparison of compressor with JPEG
C.)      Visual demo of compression ratio 100:1
D.)      Demo geometric white point
E.)      Demo quadratic circular filter colors
F.)      Demo dark geometric point
G.)      Demo zipex compression
H.)      Demo jpeg dark compression
I.)      Demo one pixel color comparison
J.)      Demo dark motion
K.)      Demo music executable
L.)      Demo 41 colors simulation
M.)      Demo 61 colors simulation
N.)      Demo 81 colors simulation
O.)      2004 notary deposit index
P.)      2005 notary deposit index
Q.)      Quadratic formula description
R.)      Circular formula description
S.)      Demo of flow pixel (transformation of video into one image)
T.)      Demo of dark film compressor  with image size of 1.8 KB
U.)      Source code and  explanation  of 100:1   compressor
V.)      The trademark "Luminaxys"
W.)      The domain name "rgbchannelart.com"


                                       8